Exhibit 13.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Each of the undersigned hereby certifies, in his/her capacity as an officer of China International Enterprises Inc. (the "Company"), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Annual Report of the Company on Form 20-F for the fiscal year ended December 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 16, 2006

/s/ Yuanqing Li
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By:    Yuanqing Li
Title: Chairman of the Board of
       Directors, President and Director

/s/ Dinghong Shen
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By:    Dinghong Shen
Title: Chief Financial Officer and
       Chief Accounting Officer

      A signed original of this written statement required by Section 906 has been provided to China International Enterprises Inc. and will be retained by China International Enterprises Inc. and furnished to the Securities and Exchange Commission or its staff upon request.